Exhibit 99.2

BOSTON PROPERTIES ANNOUNCES FOURTH QUARTER 2020 RESULTS; REPORTS EPS OF $0.05 AND FFO PER SHARE OF $1.37

Signs 1.2 Million Square Feet of Leases in Q4 With an Average Lease Term of Eight Years

BOSTON, MA, January 26, 2021 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the fourth quarter and full year ended December 31, 2020.
Financial highlights for the fourth quarter include:
•Net income attributable to common shareholders of $7.3 million, or $0.05 per diluted share (EPS), compared to $140.8 million, or $0.91 per diluted share, for the quarter ended December 31, 2019.
–Net income in the fourth quarter of 2020 included a $0.35 per share non-cash impairment charge related to the Company’s investment in Dock 72, a 670,000 square-foot Class A office property in Brooklyn, New York in which the Company has a 50% interest. The property is 33% leased. The charge is the result of an increase in costs and an extension of the projected period to fully lease the property due to the COVID-19 pandemic, resulting in a lower current fair value.
–Net income in the fourth quarter also included a $0.22 per share non-cash charge to lease revenue related to the write-off of accrued rent of all tenants in the co-working sector. The Company will recognize lease revenue from tenants in the co-working sector on a cash basis commencing in Q1 2021.
•Funds from Operations (FFO) of $213.1 million, or $1.37 per diluted share, compared to FFO of $289.9 million, or $1.87 per diluted share, for the quarter ended December 31, 2019.
–FFO in the fourth quarter of 2020 included a $0.22 per share non-cash charge to lease revenue related to the write-off of accrued rent for all tenants in the co-working sector.

The Company provided guidance for the first quarter 2021 with projected EPS of $0.53 - $0.57 per diluted share and projected FFO of $1.53 - $1.57 per diluted share. See “EPS and FFO per Share Guidance” below.

Fourth quarter and recent business highlights include:
•Completed 1.2 million square feet of new leases and renewals in the fourth quarter with a weighted-average lease term of approximately eight years, marking the strongest leasing quarter since the beginning of the COVID-19 pandemic in the U.S. Notable leases signed in the quarter include:
–A 75,000 square-foot, seven-year new lease with a leading healthcare technology company, at 20 CityPoint in Waltham, Massachusetts. With this lease, the property is 100% leased.

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–A 138,000 square-foot, 10-year lease with Translate Bio, a clinical-stage messenger RNA (mRNA) therapeutics company at 200 West Street in Waltham, Massachusetts, a property that the Company is currently redeveloping into lab space.
–A 20-year, 196,000 square foot lease with the Volkswagen Group of America at the Company’s 1.1 million square foot development in the new phase of Reston Town Center in Reston, Virginia.
•Collected 99.6% of total rent payments from office tenants in the fourth quarter. Rent collections from all commercial tenants, including base rent from retail tenants, were 99.0% in total in Q4.
•Recognized as the highest ranked office REIT on Newsweek’s America’s Most Responsible Companies 2021 list. BXP ranked second among all property companies, and 56th overall out of the 400 companies included on this year’s list.
•Earned a top ESG rating in the 2020 Global Real Estate Sustainability Benchmark (GRESB®) assessment. BXP earned a ninth consecutive “Green Star” recognition and the highest GRESB 5-star Rating, as well as an “A” disclosure score. The Company also achieved the highest scores in several categories, including: Data Monitoring & Review, Targets, Policies, Reporting and Leadership.
•During the quarter, the Company extended three mortgages including:
–A $250.0 million mortgage loan collateralized by Dock 72, a 670,000 square-foot Class A office property in Brooklyn, New York in which the Company has a 50% interest. The new loan matures on December 18, 2023.
–A $125.0 million mortgage loan collateralized by Market Square North, a 418,000 square foot Class A office property in Washington, DC, in which the Company has a 50% interest. The new loan matures on November 10, 2025.
–A $13.2 million mortgage loan collateralized by Annapolis Junction Building Six, a 119,000 square foot Class A office property in Annapolis, Maryland, in which the Company has a 50% interest. The loan matures on November 16, 2021.

Financial results for the year ended December 31, 2020 include:
•Net income attributable to common shareholders of $862.2 million, or $5.54 per diluted share (EPS), compared to $511.0 million, or $3.30 per diluted share, for FY 2019, primarily due to gains on asset sales in 2020.
•FFO of $978.2 million, or $6.29 per diluted share, compared to FFO of $1.1 billion, or $7.01 per diluted share, for the year ended December 31, 2019, primarily due to declines in retail, hotel and parking revenue related to COVID-19 and $0.53 per share related to the write-off of tenant accrued rent and accounts receivable balances.

Full year 2020 business highlights include:
•Signed 3.7 million square feet of leases during the year. In addition to leases highlighted in the fourth quarter, notable signed leases and expansions during the year include:
–Approximately 586,000 square feet of leases with Microsoft Corporation at Reston Town Center in Reston, Virginia.
–A new, 14-year, 82,000 square foot lease with Columbia Threadneedle Investments at Atlantic Wharf in Boston, Massachusetts.
–An expansion of an existing tenant in the social media sector by 80,000 square feet at Santa Monica Business Park in Santa Monica California, bringing the tenant's total to more than 400,000 square feet at the property.

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•Completed and fully placed in-service 17Fifty Presidents Street in Reston, Virginia, a 276,000 square foot, build-to-suit, Class A office project that is 100% leased to an affiliate of Leidos Holdings, Inc.
•Completed and placed in-service 20 CityPoint, a 211,000 square foot, Class A office development in Waltham, Massachusetts that is 100% leased.
•Entered into a joint venture with Alexandria Real Estate Equities to develop, own and operate approximately 1.1 million square feet of existing office and life science lab properties in South San Francisco, California, with the opportunity for approximately 640,000 square feet of additional future development.
•Completed the acquisition of property at 759 Harrison Street and 777 Harrison Street in San Francisco, California for an aggregate purchase price of approximately $144.6 million. 759 Harrison Street and 777 Harrison Street, known as Fourth + Harrison, is a fully-entitled site that can support the development of approximately 850,000 square feet of primarily office space.
•Acquired a 50% interest in an existing joint venture that owns Beach Cities Media Campus, a 6.4-acre site on the Rosecrans Corridor in the El Segundo submarket of Los Angeles, California. The site is fully entitled to support the future development of approximately 275,000 square feet of Class A creative office space.
•Completed the sale of several properties and land parcels during the year for aggregate net proceeds of $537.7 million, including New Dominion Technology Park in Herndon, Virginia; approximately 455,000 square feet of Capital Gallery, in Washington, DC; Annapolis Junction Building Eight and two parcels of land at Annapolis Junction Business Park in Annapolis, Maryland and a land parcel in Marlborough, Massachusetts.
•Completed a $1.25 billion bond offering of 3.250% unsecured senior notes due 2031 on May 5, 2020.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter and year ended December 31, 2020. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the first quarter 2021 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space and the earnings impact of the events referenced in this release and otherwise referenced during the conference call and in the Company’s Supplemental Operating and Financial Data for the quarter ended December 31, 2020. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity, future write-offs of accounts receivable and accrued rent or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with

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disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	First Quarter 2021
	Low	High
Projected EPS (diluted)	$0.53	$0.57
Add:
Projected Company share of real estate depreciation and amortization	1.00	1.00
Projected FFO per share (diluted)	$1.53	$1.57

Boston Properties will host a conference call on Wednesday, January 27, 2021 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2020 results, provide a business update pertaining to the current COVID-19 pandemic and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 2954797. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 2954797. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ fourth quarter 2020 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 51.2 million square feet and 196 properties, including six properties under construction/redevelopment. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. These statements are based on our current expectations of future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, uncertainties and risks related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants' businesses, financial condition, results of operation, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; whether new or existing actions/or measures result in increasing unemployment that impacts the ability of our residential tenants to generate

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sufficient income to pay, or makes them unwilling to pay, rent in full or at all in a timely manner; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19. In addition to the risks specific to COVID-19, other factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2020	December 31, 2019
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$21,649,383	$21,458,412
Construction in progress	868,773	789,736
Land held for future development	450,954	254,828
Right of use assets - finance leases	237,393	237,394
Right of use assets - operating leases	146,406	148,640
Less: accumulated depreciation	(5,534,102)	(5,266,798)
Total real estate	17,818,807	17,622,212
Cash and cash equivalents	1,668,742	644,950
Cash held in escrows	50,587	46,936
Investments in securities	39,457	36,747
Tenant and other receivables, net	77,411	112,807
Related party note receivable, net	77,552	80,000
Note receivables, net	18,729	15,920
Accrued rental income, net	1,122,502	1,038,788
Deferred charges, net	640,085	689,213
Prepaid expenses and other assets	33,840	41,685
Investments in unconsolidated joint ventures	1,310,478	955,647
Total assets	$22,858,190	$21,284,905
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,909,081	$2,922,408
Unsecured senior notes, net	9,639,287	8,390,459
Unsecured line of credit	—	—
Unsecured term loan, net	499,390	498,939
Lease liabilities - finance leases	236,492	224,042
Lease liabilities - operating leases	201,713	200,180
Accounts payable and accrued expenses	336,264	377,553
Dividends and distributions payable	171,082	170,713
Accrued interest payable	106,288	90,016
Other liabilities	412,084	387,994
Total liabilities	14,511,681	13,262,304

Commitments and contingencies	—	—

Redeemable deferred stock units	6,897	8,365

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at December 31, 2020 and December 31, 2019	200,000	200,000

BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2020	December 31, 2019
	(in thousands, except for share and par value amounts)
Common stock, $0.01 par value, 250,000,000 shares authorized, 155,797,725 and 154,869,198 issued and 155,718,825 and 154,790,298 outstanding at December 31, 2020 and December 31, 2019, respectively	1,557	1,548
Additional paid-in capital	6,356,791	6,294,719
Dividends in excess of earnings	(509,653)	(760,523)
Treasury common stock at cost, 78,900 shares at December 31, 2020 and December 31, 2019	(2,722)	(2,722)
Accumulated other comprehensive loss	(49,890)	(48,335)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,996,083	5,684,687
Noncontrolling interests:
Common units of the Operating Partnership	616,596	600,860
Property partnerships	1,726,933	1,728,689
Total equity	8,339,612	8,014,236
Total liabilities and equity	$22,858,190	$21,284,905

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(in thousands, except for per share amounts)
Revenue
Lease	$639,357	$706,349	$2,646,261	$2,758,014
Parking and other	15,903	26,727	70,680	103,534
Hotel revenue	464	11,793	7,478	48,589
Development and management services	6,356	10,473	29,641	40,039
Direct reimbursements of payroll and related costs from management services contracts	3,009	2,159	11,626	10,386
Total revenue	665,089	757,501	2,765,686	2,960,562
Expenses
Operating
Rental	256,194	268,919	1,017,208	1,050,010
Hotel	1,178	8,318	13,136	34,004
General and administrative	31,053	32,797	133,112	140,777
Payroll and related costs from management services contracts	3,009	2,159	11,626	10,386
Transaction costs	277	569	1,531	1,984
Depreciation and amortization	168,013	169,897	683,751	677,764
Total expenses	459,724	482,659	1,860,364	1,914,925
Other income (expense)
(Loss) income from unconsolidated joint ventures	(79,700)	(936)	(85,110)	46,592
Gains (losses) on sales of real estate	5,259	(57)	618,982	709
Interest and other income (loss)	1,676	4,393	5,953	18,939
Gains from investments in securities	4,296	2,177	5,261	6,417
Loss from early extinguishment of debt	—	(1,530)	—	(29,540)
Impairment loss	—	—	—	(24,038)
Interest expense	(111,991)	(102,880)	(431,717)	(412,717)
Net income	24,905	176,009	1,018,691	651,999
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(13,980)	(16,338)	(48,260)	(71,120)
Noncontrolling interest—common units of the Operating Partnership	(990)	(16,222)	(97,704)	(59,345)
Net income attributable to Boston Properties, Inc.	9,935	143,449	872,727	521,534
Preferred dividends	(2,625)	(2,625)	(10,500)	(10,500)
Net income attributable to Boston Properties, Inc. common shareholders	$7,310	$140,824	$862,227	$511,034
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.05	$0.91	$5.54	$3.31
Weighted average number of common shares outstanding	155,682	154,667	155,432	154,582
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.05	$0.91	$5.54	$3.30
Weighted average number of common and common equivalent shares outstanding	155,731	154,992	155,517	154,883

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$7,310	$140,824	$862,227	$511,034
Add:
Preferred dividends	2,625	2,625	10,500	10,500
Noncontrolling interest - common units of the Operating Partnership	990	16,222	97,704	59,345
Noncontrolling interests in property partnerships	13,980	16,338	48,260	71,120
Net income	24,905	176,009	1,018,691	651,999
Add:
Depreciation and amortization expense	168,013	169,897	683,751	677,764
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(15,910)	(18,116)	(71,850)	(71,389)
Company’s share of depreciation and amortization from unconsolidated joint ventures	21,168	14,458	80,925	58,451
Corporate-related depreciation and amortization	(441)	(477)	(1,840)	(1,695)
Impairment loss on investment in unconsolidated joint venture	60,524	—	60,524	—
Impairment loss	—	—	—	24,038
Less:
Gains on sales of real estate included within (loss) income from unconsolidated joint ventures	12	(32)	5,958	47,238
Gains (losses) on sales of real estate	5,259	(57)	618,982	709
Noncontrolling interests in property partnerships	13,980	16,338	48,260	71,120
Preferred dividends	2,625	2,625	10,500	10,500
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	236,383	322,897	1,086,501	1,209,601
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	23,275	32,960	108,310	123,757
Funds from operations attributable to Boston Properties, Inc. common shareholders	$213,108	$289,937	$978,191	$1,085,844
Boston Properties, Inc.’s percentage share of funds from operations - basic	90.15%	89.79%	90.03%	89.77%
Weighted average shares outstanding - basic	155,682	154,667	155,432	154,582
FFO per share basic	$1.37	$1.87	$6.29	$7.02
Weighted average shares outstanding - diluted	155,731	154,992	155,517	154,883
FFO per share diluted	$1.37	$1.87	$6.29	$7.01

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2020	December 31, 2019
Boston	94.8%	95.9%
Los Angeles	93.5%	96.7%
New York	87.4%	92.9%
San Francisco	91.0%	93.7%
Washington, DC	84.4%	87.6%
Total Portfolio	90.1%	93.0%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bxp.com

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